EXHIBIT 99

FOR IMMEDIATE RELEASE:	CONTACT:
March 4, 2011	John J. Kuntz 513-469-5352 jkuntz@franklinsavings.com

First Franklin Corporation Reports
2010 Year End and Fourth Quarter Results

Cincinnati (OH), March 4, 2011: First Franklin Corporation (NASDAQ:FFHS), the parent of Franklin Savings and Loan Company, today reported a net loss of $176,000, or 10 cents per share for the fourth quarter of 2010 and $1.57 million or 93 cents per share for the year ended December 31, 2010. This compares to a net loss of $674,000 or 40 cent per share for the fourth quarter of 2009 and $1.54 million or 92 cents per share for the year ended December 31, 2009.

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About First Franklin Corporation:  First Franklin Corporation is a savings and loan holding company that was incorporated under the laws of the State of Delaware in September 1987.  It owns all of the outstanding common stock of The Franklin Savings and Loan Company.  Additional information about First Franklin and Franklin Savings can be found on the company’s Web site: www.franklinsavings.com.

Forward-Looking Statements: Statements included in this document which are not historical or current facts are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results. Such statements may be identified by the use of the words “may”, “anticipates”, “expects”, “hopes”, “believes”, “plans”, “intends” and similar expressions. Factors that could cause financial performance to differ materially from that expressed in any forward-looking statement include, but are not limited to, credit risk, interest rate risk, competition, changes in the regulatory environment and changes in general and local business and economic trends.